VISUAL ENTERTAINMENT, INC. AND SUBSIDIARY
                  CONSOLIDATED FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1999 AND 1998,
                       AND FOR THE YEARS ENDED
                  DECEMBER 31, 1999, 1998, AND 1997

              Visual Entertainment, Inc. And Subsidiary
                  Consolidated Financial Statements
                   As Of December 31, 1999 And 1998

ASSETS                                    1999        1998
------                                    ----        ----

CURRENT ASSETS:

  Cash                                     $72,845     $176,838

  Trade accounts receivable               $833,180   $1,005,686

  Due from affiliates, net                 $85,459

  Prepaid expenses and other current       $61,793      $92,778
  assets                                ----------   ----------

    Total current assets                $1,053,277   $1,275,302

PROPERTY, PLANT AND EQUIPMENT, net         $97,694      $25,052

OTHER ASSETS                                $2,839       $2,859
                                        ----------   ----------

    Total assets                        $1,153,810   $1,303,213

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:

  Trade accounts payable                  $546,349     $500,165

  Due to affiliates, net                               $271,600

  Accrued liabilities                     $188,239     $233,037

  Accrued federal income taxes                          $38,995
                                        ----------   ----------

    Total current liabilities             $734,588   $1,043,797

DEFERRED INCOME TAXES (Note 5)             $70,727      $39,453

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

  Preferred stock, class B, $0.01 par
   value, 10,000 shares authorized,
   1,000 issued and outstanding                $10          $10

  Common stock, class A, $0.01 par
   value, 100,000 shares authorized,
   61,110 and 55,000 issued and
   outstanding, respectively                  $611         $550

  Additional paid-in capital                  $990         $990

  Retained earnings                       $346,884     $218,413
                                        ----------   ----------

    Total stockholders' equity            $348,495     $219,963
                                        ----------   ----------

    Total liabilities and
    stockholders' equity                $1,153,810   $1,303,213
                                        ==========   ==========




The accompanying notes are an integral part of these consolidated financial statements.

              Visual Entertainment, Inc. And Subsidiary
                  Consolidated Statements of Income
                As Of December 31, 1999, 1998 and 1997


                    1999        1998         1997
                    ----        ----         ----

SALES             $4,179,148   $5,278,889  $4,079,336

COST OF GOODS     $1,665,082   $2,110,650  $1,299,514
SOLD              ----------   ----------  ----------

    Gross         $2,514,066   $3,168,239  $2,779,822
margin            ----------   ----------  ----------

OPERATING
EXPENSES:

  Selling,
general and
administrative    $1,426,413   $1,608,014  $1,835,860

  Salaries and      $413,595     $388,180    $268,955
benefits

  Royalty           $504,086     $834,456    $480,000
expense           ----------   ----------  ----------

    Total         $2,344,094   $2,830,650  $2,584,815
operating         ----------   ----------  ----------
expenses

    Operating       $169,972     $337,589    $195,007
income

OTHER (EXPENSE)
INCOME, net           $6,147    ($19,905)   ($16,264)
                  ----------   ----------  ----------

    Net income
before income       $176,119     $317,684    $178,743
taxes             ----------   ----------  ----------


PROVISION FOR
INCOME TAXES:

  Current            $16,374      $50,195     $11,164

  Deferred           $31,274      $53,677     $40,409
                  ----------   ----------  ----------

    Net income      $128,471     $213,812    $127,170
                  ==========   ==========  ==========




The accompanying notes are an integral part of these consolidated financial statements.

              Visual Entertainment, Inc. and Subsidiary
      Consolidated Statements of Changes in Stockholders' Equity
         For the Years Ended December 31, 1999, 1998 and 1997


            Preferred         Common           Add.     Retained    Total
            Stock     Amount  Stock    Amount  Paid in  (Deficit)
            Shares            Shares           Capital  Earnings

BALANCE     1,000     $10    55,000    $550    $990     ($122,569)  ($121,019)
12/31/96

  Net
  income        -       -         -       -        -     $127,170    $127,170
            -----     ---     -----    ----     ----     ---------   ---------

BALANCE     1,000     $10    55,000    $550    $990        $4,601      $6,151
12/31/97

  Net
  income        -       -         -       -        -     $213,812    $213,812
            -----     ---     -----    ----     ----     ---------   ---------

BALANCE     1,000     $10    55,000    $550    $990      $218,413    $219,963
12/31/98

  Issuance
  of 6,110
  shares        -       -     6,110      61        -            -          61


  Net
  income        -       -         -       -        -     $128,471    $128,471
            -----     ---     -----    ----     ----     ---------   ---------

BALANCE     1,000     $10    61,110    $611    $990      $346,884    $348,495
12/31/99    =====     ===     =====    ====    ====     ==========  ==========

The accompanying notes are an integral part of these consolidated financial statements.

                    Visual Entertainment, Inc. and Subsidiary
                      Consolidated Statements of Cash Flows
               For the Years Ended December 31, 1999, 1998 and 1997


                                               1999             1998            1997
                                          ---------------  --------------    ----------

CASH FLOWS FROM OPERATING
ACTIVITIES

Net income                                        $128,471         $213,812       $127,170

Adjustments to reconcile net income to
net cash (used in) provided by
operating activities:

 Depreciation and amortization                     $16,952           $6,286         $3,918

 Deferred income taxes                             $31,274          $53,677        $40,409

 Allowance for sales returns                       $17,205          $14,500              -

 Writedown of certain assets                        $9,209                -              -

 Issuance of common stock                              $61                -              -

 Net loss on dispositions of property,                   -             $268              -
  plant and equipment

Change in operating assets and
liabilities:

 Accounts receivable                              $146,092       ($466,523)     ($108,371)

 Due to/from affiliate                          ($357,059)          $59,876      ($90,989)

 Prepaid expenses and other current                $30,985         ($7,028)      ($46,795)
  assets

 Accounts payable                                  $46,184         $250,749        $72,347

 Accrued liabilities                             ($83,793)          $38,930         108165
                                           ---------------   --------------  -------------

    Net cash (used in) provided by               ($14,419)         $164,547       $105,854
    operating activities                   ---------------   --------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Acquisition of property, plant and               ($89,574)        ($12,445)      ($23,039)
equipment                                  ---------------   --------------  -------------

    Net cash used in investing                   ($89,574)        ($12,445)      ($23,039)
    activities                             ---------------   --------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Payment of notes payable                                 -       ($120,000)      ($20,000)
                                           ---------------   --------------  -------------

    Net cash used in financing                           -       ($120,000)      ($20,000)
    activities                             ---------------   --------------  -------------

NET (DECREASE) INCREASE IN CASH                 ($103,993)          $32,102        $62,815

CASH, beginning of year                           $176,838         $144,736        $81,921
                                           ---------------   --------------  -------------

CASH, end of year                                  $72,845         $176,838       $144,736
                                           ===============   ==============  =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:

 Interest paid during the year                        $602          $22,514        $13,845
                                           ===============   ==============  =============

 Income taxes paid during the year                 $76,795          $23,043              -
                                           ===============   ==============  =============

The accompanying notes are an integral part of these consolidated financial statements.

VISUAL ENTERTAINMENT, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999, 1998, AND 1997

1.   ORGANIZATION:

Visual Entertainment, Inc. (VE), a Texas corporation, commenced operations in December, 1995. VE distributes a variety of family oriented products centered primarily around visual presentations of various books of the Bible using the product name The Visual Bible. VE has been granted the exclusive distribution rights to distribute The Visual Bible in the United States, Canada, and Mexico.

Visual Entertainment Music, LLC was created in March 1999. Although the entity provided musical composition services for unrelated third parties during 1999, its primary purpose is to compose and/or direct substantially all musical scores in future renditions of The Visual Bible. Visual Entertainment Music, LLC is a wholly owned subsidiary of VE.

Visual Entertainment, Inc. and Visual Entertainment Music, LLC are referred to collectively throughout these consolidated financial statements as the "Company."

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation and Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The consolidated financial statements include the accounts of the parent company, Visual Entertainment, Inc., and Visual Entertainment Music, LLC after elimination of intercompany transactions.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of trade accounts receivable, trade accounts payable, and accrued liabilities in the financial statements approximate the fair value for these financial instruments because of the relatively short period of time between origination of the instruments and their expected realization.


Property, Plant, and Equipment

Property, plant and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The Company periodically assesses the realizability of its property, plant and equipment and records a writedown if deemed necessary.

Revenue Recognition

Revenue from product sales is recognized upon shipment to customers.
 Provisions for discounts and rebates to customers and estimated sales returns and other adjustments are provided for in the same period the related product sales are recorded. For the years ended December 31, 1999, 1998 and 1997, the allowance for estimated sales returns was approximately $32,000, $15,000 and $0, respectively.

Advertising

Costs relating to advertising are expensed as incurred. Advertising expenses of approximately $89,000, $137,000, and $189,000 were included with selling general and administrative expenses for 1999, 1998, and 1997, respectively.

Income Taxes

Deferred income taxes are provided to reflect temporary differences between the financial statement and income tax basis of assets and liabilities in accordance with Statement of Financial Accounting
Standard (SFAS) No. 109, "Accounting for Income Taxes."

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company's customer base is comprised primarily of customers in the industry who are located throughout the United States. Accounts receivable as of December 31, 1999 and 1998, included amounts due from one and two customers in 1999 and 1998, respectively, which individually comprised more than 10% of the total accounts receivable balances. The Company's accounts receivable from these customers totaled approximately $356,000 and $390,000 as of December 31, 1999 and 1998, respectively.

During 1999 and 1997 the Company made sales to a customer who comprised approximately 14% and 11% of total revenue, respectively. No customer accounted for more than 10% of total revenue during the year ended December 31, 1998.


3.   PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment consist of the following at December 31, 1999 and 1998:


                                          C>

                                                                Estimated
                                        1999         1998      Useful Life
                                        ----         ----      -----------

   Office Equipment                   $  106,478   $  19,571       5 years
   Furniture and Fixtures                 23,932      21,265       7 years
                                         -------      ------
                                         130,410      40,836
   Less - Accumulated depreciation       (32,716)    (15,784)
                                         -------      ------

   Net property, plant and equipment   $  97,694   $  25,052
                                          ======      ======


4.   OPERATING LEASE:

Operating Leases

The Company leases vehicles, office equipment and office space under noncancellable operating leases. Commitments under these leases at December 31, 1999 are as follows:

               Year ending December 31 -
                    2000          $50,919
                    2001           30,927
              Thereafter                -
                                   ------
                                  $81,846
                                   ======

5. INCOME TAXES:

Deferred tax liabilities and assets result primarily from the difference in the timing of the recognition of depreciation, accounts receivable, accounts payables and accrued liabilities for financial reporting and income tax purposes.

The net deferred tax liabilities and their approximate tax effects as of December 31, 1999 and 1998, are as follows:


                                         1999        1998

   Current deferred tax assets       $(219,649)     $(339,774)
   Current deferred tax liability      276,985        373,298
                                       -------        -------
   Net current deferred tax liability   57,336         33,524
   Long-term deferred tax liability     13,391          5,929
                                       -------        -------
      Net deferred tax liabilities  $   70,727     $   39,453
                                       =======        =======

The effective income tax rate of the Company is different from the statutory income tax rate of 34% due to its ability to apply graduated tax rates based on its current income levels.

As of December 31, 1999 and 1998 the Company did not have an operating loss carryforward or any unused tax credits.


6.   BUSINESS ALLIANCES:

In December 1995, the Company entered into a business alliance with Nest Entertainment (the "Nest Alliance") to market The Visual Bible using an infomercial and telemarketing. In accordance with the alliance agreement, the Company recognizes 50% of the Nest Alliance's results of operations. Pursuant to the alliance agreement, the Company is not entitled to any of the assets or liabilities of the Nest Alliance but rather only to its pro rata share of the Nest Alliance's net income. Accordingly, the accompanying consolidated balance sheets do not reflect any portion of the Nest Alliances's assets or liabilities.

In June 1997, the Company entered into another business alliance with Harvest House Publishers, Inc. (the "Harvest Alliance") to co-publish, market, and sell one or more religious books. In accordance with the alliance agreement, the Company recognizes 50% of the Harvest Alliance's results of operations. Pursuant to the alliance agreement, the Company is not entitled to any of the assets or liabilities of the Harvest Alliance but rather only to its pro rata share of the Harvest Alliance's net income. Accordingly, the accompanying consolidated balance sheets do not reflect any portion of the Harvest Alliance's assets or liabilities.

The following is summarized combined financial information for both the Nest and Harvest Alliances for the years ended December 31:

                                     Unaudited (000s)
                                 ------------------------
                                 1999      1998      1997
                                 ----      ----      ----
     Net sales                   $631     $1,611    $2,502
     Gross profit                 427      1,390     2,179
     Net income                    91         48       215

The income (loss) from alliances reflected in the accompanying consolidated income statements is as follows:

                                     Unaudited (000s)
                                 ------------------------
                                 1999      1998      1997
                                 ----      ----      ----

     Nest Alliance               $ 26      $  2      $ 130
     Harvest Alliance              20        22        (22)
                                 ----      ----      -----
     Total                       $ 46      $ 48      $ 108
                                 ====      ====      =====


As of December 31, 1999, the Company and Nest had jointly agreed to discontinue the operations of the Nest Alliance.

As of February 29, 2000, the Company had entered into a termination agreement with Harvest House Publishers, Inc. terminating the Harvest Alliance as of December 31, 1999. Harvest House Publishers, Inc. will pay the Company a royalty based on net sales from the products that were previously sold through the Harvest Alliance. This royalty will be paid on all such sales for the two years ending December 31, 2001.


7.   TRANSACTIONS WITH RELATED PARTIES:

The Company has entered into various transactions with various affiliates who are described below. As of December 31, 1999 and 1998, the Company had various amounts due (to) or from affiliates as follows:

                                             December 31,
                                         1999           1998

Penton Investments                    $   18,764     $   18,764
Covenant KFT                             149,909       (167,050)
LA Entertainment Group, Inc.             (32,448)      (123,726)
Bauhaus Partners, Ltd.                   (52,277)             -
The Idea Agency, Inc.                          -         (1,038)
Shareholders                               1,511          1,450
                                       ---------       ---------
Amounts due (to) from affiliates      $   85,459      $(271,600)
                                       =========       =========

Penton

Penton Investments, Ltd. ("Penton") is the holder of all of the Class B shares of the Company. The Class B shareholders are entitled to 50% of the net assets of the Company upon liquidation. In 1995, the predecessor to the Company advanced $18,764 to Penton. When the Company acquired the assests and liabilities of this predecessor company, they assumed this receivable. The receivable is non-interest bearing and has no term for collection. As more fully described in Note 10 below, the Company has entered into a letter of intent to reacquire substantially all of the Class A and B shares of the Company and retire those shares into the Treasury.
The Company and Penton have agreed that the amounts due from Penton will be offset against the amount due to Penton for this share acquisition.

Covenant

In 1996, Covenant KFT ("Covenant") granted the Company the exclusive rights to distribute The Visual Bible products in the United States, Canada and Mexico. The distribution royalty the Company must pay
Covenant is effectively 75% of the Company's cash flow with a minimum royalty due of $480,000 per year.

The managing director of Visual International, Ltd., the parent corporation of Covenant, is a board member of the Company. Periodically throughout the term of the sublicense agreement, Visual International, Ltd., has directed the Company to pay certain expenses on Covenant's behalf in lieu of paying the required royalties directly to Covenant. All amounts paid at the direction of Visual International, Ltd., together with the royalties actually paid to Covenant, have been reflected in the accompanying consolidated statements of income as royalty expense. The amount due from Covenant at December 31, 1999, represents the excess of amounts paid on behalf of Covenant over the royalties due to Covenant.

LA Entertainment Group, Inc.

The controlling shareholder of LA Entertainment Group, Inc. ("LAEG") is a Class A shareholder and director of the Company. The Company entered into an agreement with LAEG whereby LAEG would be paid $370,000 for consulting services provided to the Company in 1996.
Of this amount, $250,000 was to be paid by December 31, 1999. As of December 31, 1999 and 1998, the Company still owed LAEG $20,000 and $120,000, respectively for these previously rendered consulting services. The Company also paid LAEG $120,000 for consulting services in 1997.

The Company also entered into various other agreements with LAEG related primarily to production and quality control services. These agreements called for the payment of certain base amounts and/or royalties on the sales of certain products produced by LAEG. The Company paid LAEG approximately $96,000, $184,000 and $75,000 in 1999, 1998 and 1997, respectively, for these additional services.
At December 31, 1999 and 1998, the Company owed LAEG approximately an additional $12,000 and $4,000, respectively, for these services.

Bauhaus

In March 1998, the Company guaranteed payment for consulting services provided by Bauhaus Partners, Ltd. ("Bauhaus") related to the creation of an entity to provide additional production financing. The new entity was to pay Bauhaus $15,000 per month and $250,000 in March 1999. Bauhaus is also entitled to an additional $200,000 from Visual International, Ltd., upon the successful raising of production capital. In March 1999, the parties agreed to defer payment of the $250,000 until the production capital is received. The parties also agreed to raise the monthly consulting fee to $22,000 per month, effective April 1999.

From inception of the agreement, at the request of Visual International, Ltd., the Company has paid Bauhaus the required monthly fee. As of December 31, 1999, the Company owed Bauhaus approximately $52,000 for unpaid consulting fees as well as certain out of pocket expenses paid by Bauhaus. In addition, the Company is contractually liable to pay the $450,000 owed by Visual International, Ltd., in the event Visual International fails to pay such amounts. (See Note 8.)

In December 1999, the CEO of Visual Entertainment, Inc. resigned and was replaced by the controlling shareholder of Bauhaus.

Idea Agency

The controlling shareholder of the Idea Agency, Inc. is a Class A shareholder and director of the Company. During 1998 and 1997, at the request of Visual International, Ltd., the Company paid the Idea Agency approximately $100,000 and $59,000, respectively for amounts owed for consulting services rendered prior to 1996. These payments are amounts paid on behalf of Covenant and are reflected as royalty expense in the accompanying consolidated statements of income.

The Company paid the Idea Agency approximately $54,000 and $57,000 in 1998 and 1997 as commissions on sales made to referrals of the Idea Agency. At December 31, 1998, the Company owed the Idea Agency approximately $1,000 for unpaid commissions.

Finally, in 1996, the Company granted the controlling shareholder of the Idea Agency the exclusive rights to manufacture and distribute certain children's products using The Visual Bible. The shareholder, in turn, granted certain of these rights to another entity of which he was the CEO ("TNI"). Certain products were developed in 1998 by TNI and the Company agreed to allow TNI to retain up to approximately $65,000 of the production costs of these products from the royalties that would otherwise be payable to the Company. In 1999, the Company earned royalties of approximately $30,000, which were offset against the production costs of TNI.

Shareholders

Certain of the shareholders owed the Company for the purchase price of their shares. These amounts will be netted from the proceeds paid to the shareholders when their shares are reacquired (See Note
10).

8.   COMMITMENTS AND CONTINGENCIES:

As more fully described in Note 7, the Company has guaranteed the payment terms of a contract entered into with Bauhaus. As of December 31, 1999, the Company has reflected an outstanding payable to Bauhaus of approximately $52,000. (See Note 7.) In addition, as of December 31, 1999, Visual International, Ltd., owes Bauhaus $450,000.

The Company has entered into contractual relationships with a fulfillment services company and a related sales organization. These companies provide sales and fulfillment services which include, but are not limited to, making or receiving sales calls, carrying inventory, shipping products, issuing invoices, managing and collecting receivables, remitting collections (net of their fees) to the Company, providing customer relations and communications, and providing sales, collection and receivable information to the Company.

As a result of these contractual relationships, the Company carries only a minimal amount of inventory. The contracts provide for 90 days notice of termination. Upon termination, the Company is responsible for paying for all services rendered as well as purchasing all unsold inventory. As of December 31, 1999, neither party had tendered a termination notice.

9. CAPITALIZATION:

The Company's capitalization consists of two classes of shares. The class A common shareholders are four individuals who also constitute the Company's Board of Directors. The class B preferred shareholder is Penton (see Note 7). Upon liquidation of the Company, the class A common and class B preferred shareholders are each collectively entitled to 50% of the net assets of the Company.

10. SUBSEQUENT EVENTS:

In December 1999, the class A and B shareholders entered into a letter of intent to sell their shares back to the Company for a collective sum of $550,000. Except as discussed below, this buyback of the Company's shares has not yet occurred. Accordingly, the accompanying consolidated balance sheet as of December 31, 1999, does not reflect this transaction.

In February 2000, management of the Company was asked by Visual International, Ltd., not to buy back the share of a specified class A shareholder to facilitate a proposed acquisition of the Company. The Board of Directors and shareholders have agreed to this modification and intend to consummate the contemplated transaction. The shareholders have also been informed and agreed that the sole remaining shareholder intends to exchange his remaining share in the Company for a share of Visual Bible, Inc. ("Visual Bible"). When these two transactions are consummated, the Company will be a wholly owned subsidiary of Visual Bible.

In December 1999, the CEO of the Company tendered his resignation subject to a formal termination agreement and share repurchase agreement being consummated. In April 2000, the Company and the former CEO entered into such agreements. Pursuant to the repurchase agreement, the Company agreed to repurchase the former CEO's class A shares for a note of $180,000. The note is non-interest bearing and is payable at the rate of $7,500 per month beginning April 30, 2000.